SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 74U AND 74V.

FOR PERIOD ENDING 04/30/2006
FILE NUMBER 811-1424
SERIES NO.: 11


74U.     1.   Number of shares outstanding (000's Omitted)
              Class A                   51,560
         2.   Number of shares outstanding of a second class of open-end company shares (000's Omitted)
              Class B                   16,798
              Class C                    5,823
              Class R                      668
              Investor Class               433
              Institutional Class        2,032


74V.     1.   Net asset value per share (to nearest cent)
              Class A                  $ 20.07
         2.   Net asset value per share of a second class of open-end company shares (to nearest cent)
              Class B                  $ 18.36
              Class C                  $ 18.34
              Class R                  $ 19.89
              Investor Class           $ 20.08
              Institutional Class      $ 20.63